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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 March 14, 2003
                        --------------------------------
                        (Date of earliest event reported)





                               PLIANT CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)


             Utah                        333-40067                 87-0496065
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(State or other jurisdiction of    (Commission File No.)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)




                         1475 Woodfield Road, Suite 700
                              Schaumburg, IL 60173
                                 (847)969-3300
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         (Address of principal executive offices and telephone number, including area code)


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ITEM 9. REGULATION FD DISCLOSURE

     On March 14, 2003, not less than sixty percent (60%) of the holders of our outstanding Series A Cumulative Exchangeable Redeemable Preferred Stock (the "Series A Preferred Stock") and a majority of the holders of our outstanding common stock (collectively, the "Shareholders") approved an amendment (the "Amendment") to Article III of our Third Amended and Restated Articles of Incorporation (the "Articles"). The Amendment increased the number of shares of our Preferred Stock designated as Series A Preferred Stock from 132,000 shares to 167,000 shares.

     The Amendment was recommended by our Board of Directors for approval by the Shareholders in connection with negotiations relating to a proposed amendment to the financial covenants of our credit facilities for 2003 and 2004. As a condition to the proposed amendment to our credit facilities, we would be required to obtain a commitment for the purchase of up to $35 million of our equity securities under certain specified circumstances. The Amendment would allow us to issue shares of our Series A Preferred Stock pursuant to this commitment if we amend our credit facilities as proposed.

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       PLIANT CORPORATION




                                       /s/ Jack E. Knott
                                       ----------------------------------------
                                       Jack E. Knott
                                       Chief Executive Officer

Date:  March 17, 2003